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                                                                     EXHIBIT 4.1

  YEAR 2005 PERFORMANCE CONTRACT WITH MANAGEMENT OF PETROCHINA COMPANY LIMITED

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
Offeree: Name:JIANG, Jiemin               Offeror: Name: CHEN, Geng                       Term of the Contract: January 1, 2005 to
                                                                                                    December 31, 2005

Title:   President of PetroChina Company  Title:   Chairman of the Board of Directors of
         Limited ("PetroChina")                            PetroChina                     Date of Execution: May 8, 2005
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
                                     KEY PERFORMANCE
             INDICES                  INDICES (KPI)        WEIGHT (%)    MEASUREMENT         TARGET           ACTUAL PERFORMANCE
-------------------------------  ------------------------  ----------  --------------  -------------------  ----------------------
Profits Indices                  Rate of return of the        35              %                       13.0
                                 invested capital of
                                 PetroChina (ROIC)

                                 Net income of PetroChina     20       In million RMB               67,640
                                 (NI)

                                 Free cash flow of            15
                                 PetroChina (FCF)                      In million RMB               23,320

Operating Indices                Rate of reserves             10              %                        100
                                 replacement

                                 Unit operating cost for       5         US$/barrel                   4.57
                                 crude oil pipelines

                                 Cash processing cost for      5           RMB                       94.88
                                 per ton of oil
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

                                 Cash marketing cost for       5           RMB         199 (for wholesale)
                                 per ton of oil
                                                                                       150 (for retail)

                                 Gap between the actual        5             %                       +/- 5
                                 capital expenditure and
                                 budget

Indices to Be Put under Control  Quality safety and        accidents involving death < or = 0.05            Comprehensive
                                 environmental protection  persons/million man-hours;                       performance expressed
                                                                                                            in marks to be
                                                           extraordinary quality accidents capturing the    increased by 5 marks
                                                           attention of the public= 0; and                  if achieving the
                                                                                                            target of the index
                                                           extraordinary environmental pollution            put under control, and
                                                           accidents < or = 5.                              to be reduced by 5
                                                                                                            marks if failing to
                                                                                                            achieve the target of
                                                                                                            the index put under
                                                                                                            control.
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Signature of Offeree: JIANG Jiemin              Signature of Offeror: CHEN Geng